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                                                                    EXHIBIT 10.2





                               PURCHASE AGREEMENT

                                      AMONG

                             SIGNALSOFT CORPORATION,

                               SIGNALSOFT NS CO.,

                                     AND THE

                                  SHAREHOLDERS

                                       OF

                            BFOUND.COM SERVICES, INC.



                              AS OF MARCH 22, 2000












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                  This Purchase Agreement is entered into as of March 22, 2000 among SignalSoft Corporation, a Delaware corporation ("SignalSoft"), SignalSoft NS Co., an unlimited company formed under the laws of Nova Scotia (the "Acquiror"), and Anthony L. Melli, Tideline Investments SRL, Exceptional Technologies Fund 4 (VCC), Inc., Exceptional Technologies Fund 5 (VCC), Inc. Kevin Buckham, Mark Insley, Mark Lyle, Andrew Kyle, Sharisse Kyle, E. Michael Ingram, Mats Gerschman, Daryl Ehrmantraut, Cameron Fieber, Terry Bell, Larry Burke, Dan Nevin, Doug Bakewell, Cayce Marsten, Art Wynans and Joe Klovance (individually, a "Shareholder" and collectively, the "Shareholders").

                                    Recitals

A. The Shareholders own, or hold options to acquire, all of the issued and outstanding shares in the capital of Bfound.com Services, Inc., a British Columbia corporation (the "Company").

B. The Acquiror is a newly-formed, wholly-owned indirect subsidiary of SignalSoft. The Acquiror desires to acquire all of the outstanding shares in the capital of the Company, and the Shareholders desire to sell such shares, as provided in this Agreement.

C. SignalSoft, the Acquiror and the Shareholders desire to make certain representations, warranties and agreements in connection with such transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

         2. Purchase and Sale.

                  2.1. Basic Transaction. Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to purchase from the Shareholders, and the Shareholders agree to sell to the Acquiror, all of the Company Shares free and clear of all Encumbrances for the consideration specified in Section 2.2. The Acquiror will have no obligation under this Agreement to purchase less than all of the Company Shares.

                  2.2. Purchase Price; Payment.

                           (a) The consideration payable by the Acquiror to the
Shareholders for the Company Shares will be as follows:




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                                    (i) cash in an amount equal to US$1,500,000,
reduced by the amount (if any) of the Cash Shortfall and further reduced by the amount (if any) of the Post-Closing Adjustment (the "Cash Consideration") will be payable to the Shareholders (in proportion to the percentages set forth in Exhibit 2.2(a)) in exchange for that number of Company Shares that is equal to the total number of Company Shares multiplied by the percentage obtained by dividing the Cash Consideration by the Adjusted Company Value; and

                                    (ii) 558,323 NS Shares (as adjusted for cash
paid in lieu of fractional shares as described below) (the "Share
Consideration") will be payable to the Shareholders (in proportion to the percentages set forth in Exhibit 2.2(a)) in exchange for that number of Company Shares that is equal to the total number of Company shares less the number of Company Shares determined under Section 2.2(a)(i) above.

         On the Closing Date the Acquiror will (i) pay to the Shareholders in cash by wire transfer to an account or accounts designated by the Shareholders at least two Business Days prior to the Closing Date (in accordance with the percentages set forth on Exhibit 2.2(a)), an amount equal to (A) US$1,500,000, minus the sum of the Cash Shortfall and US$225,000; (ii) issue certificates representing 558,323 NS Shares (adjusted for cash paid in lieu of fractional shares as described below) to the Shareholders in the proportions set forth on
Exhibit 2.2(a), of which the Acquiror will deliver 474,575 (adjusted for cash paid in lieu of fractional shares as described below) to the Shareholders at Closing; (iii) deposit US$225,000 in cash and certificates representing the remaining 83,748 NS Shares issued to the Shareholders pursuant to clause (ii) (adjusted for fractional shares as described below) (collectively, the "Escrow Deposit") into an Escrow Account (as defined in the Escrow Agreement) with the Escrow Agent; and (iv) pay, or make provision for payment of, the Closing Date Liabilities (including the Pre-Closing Income Tax Amount) set forth on the Estimated Closing Date Balance Sheet. The Escrow Deposit will be held, invested, administered and disbursed according to this Agreement and the Escrow Agreement.

         To the extent any options to acquire Company Shares from the Company or from other Shareholders as described in Exhibit 2.2(a) or in Exhibit 3.1(b)(i) are not exercised at or prior to the Closing Date, the percentages set forth on
Exhibit 2.2(a) shall be adjusted to reflect, for each Shareholder, the proportion of the total number of Company Shares owned on the Closing Date by such Shareholder to the total number of Company Shares issued and outstanding on the Closing Date.

         In lieu of issuing fractional shares, the Acquiror will pay to each Shareholder at Closing an amount of cash equal to the Per Share Amount multiplied by the Applicable Fraction for such Shareholder. The Per Share Amount shall be determined by (A) subtracting the Cash Shortfall from CDN$8,091,642,
(B) converting the resulting amount to its U.S. dollar equivalent by applying the Agreed Conversion Rate, (C) subtracting US$1,500,000 from such U.S. dollar equivalent, and (D) dividing the result by 558,323. The Applicable Fraction shall be the fraction representing any fractional NS Share that otherwise would be issued to such Shareholder at Closing.



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         The Acquiror and the Shareholders agree that the number of NS Shares of each Shareholder deposited into the Escrow Account in accordance with Section 2.2(a) shall, for each Shareholder, be rounded to the nearest whole share.

         Each Shareholder shall have the right to elect, by notice delivered to SignalSoft not later than five days prior to the Closing Date, to receive at Closing that number of shares of SignalSoft Stock into which the NS Shares otherwise deliverable to such Shareholder at Closing would be convertible, except to the extent that such NS Shares are not convertible pursuant to any restrictions contained in the Stockholders' Agreement or the articles of association of the Acquiror.

                           (b) Estimated Closing Date Balance Sheet. No earlier
than ten Business Days, nor later than three Business Days, prior to the Closing Date, the Shareholders will cause the Company to deliver a balance sheet for the Company prepared as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet will be prepared in accordance with GAAP on a basis consistent with the historical accounting practices of the Company used in connection with the preparation of the Company's audited balance sheet for the period ended October 31, 1999. The Estimated Closing Date Balance Sheet will set forth, in addition to other items required by GAAP, the amount of
(i) cash held by the Company and (ii) the Closing Date Liabilities and each item thereof.

                           (c) Closing Date Balance Sheet. Within 60 days after
the Closing Date an audited balance sheet for the Company will be prepared as of the Closing Date (the "Closing Date Balance Sheet") and delivered to SignalSoft and the Shareholders. The Closing Date Balance Sheet will be prepared by KPMG Victoria in accordance with GAAP on a basis consistent with the historical accounting practices of the Company used in connection with the preparation of the Company's audited balance sheet for the year ended October 31, 1999. SignalSoft will pay the fees and expenses of KPMG Victoria incurred in connection with the preparation of the Closing Date Balance Sheet. The Closing Date Balance Sheet will set forth, in addition to other items required by GAAP, the amount of (i) cash on hand of the Company and (ii) the Closing Date Liabilities (including the Pre-Closing Income Tax Amount) and each item thereof.

                           (d) Post-Closing Adjustment to the Purchase Price.
Following delivery of the Closing Date Balance Sheet in accordance with Section 2.2(c), the cash portion of the Purchase Price will be adjusted as follows:

                                    (i) Within 20 days after receipt of the
Closing Date Balance Sheet, SignalSoft or the Shareholders, as the case may be, will, by a written notice to the other, either accept the Closing Date Balance Sheet or object to it by describing in reasonably specific detail any proposed adjustments to the Closing Date Balance Sheet and the estimated amounts of and reasons for such proposed adjustments. The failure by SignalSoft or the Shareholders to object to the Closing Date Balance Sheet within such 20-day period will be deemed to be an acceptance by such Person of the Closing Date Balance Sheet.


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                                    (ii) If any adjustments to the Closing Date
Balance Sheet are proposed, SignalSoft and the Shareholders will negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments described in
Section 2.2(d)(i), then SignalSoft and the Shareholders will retain the accounting firm of Grant Thornton LLP to resolve such dispute, which resolution will be final and binding. The fees and expenses of Grant Thornton LLP will be shared equally by SignalSoft, on the one hand, and the Shareholders, on the other hand, and Grant Thornton LLP will be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes concerning the Closing Date Balance Sheet will be resolved in accordance with GAAP on a basis consistent with the historical accounting practices of the Company used in connection with the preparation of the Company's audited balance sheet for the year ended October 31, 1999, by choosing the position of KPMG Victoria or the objecting party under Section 2.2(d)(i) without change, within 30 days of the expiration of the 10-day period described in this Section 2.2(d)(ii).

                                    (iii) Within 10 Business Days after the
later of the acceptance of the Closing Date Balance Sheet by SignalSoft and the Shareholders or the resolution of any disputes under Section 2.2(d)(ii), as the case may be, the cash portion of the Purchase Price will be adjusted, if necessary, as provided in this Section 2.2(d)(iii). If the Cash Shortfall determined based on the Closing Date Balance Sheet exceeds the Cash Shortfall determined based on the Estimated Closing Date Balance Sheet, the cash portion of the Purchase Price will be reduced by the amount of such excess (the "Post-Closing Adjustment") and the difference will be refunded in cash by the Shareholders to SignalSoft within the time period set forth in the first sentence of this Section 2.2(d)(iii).

                                    (iv) All amounts payable by the Shareholders
to any accounting firm or, subject to the limitations described in Section 7.1, to SignalSoft under Section 2.2(d) will be paid as follows: each Shareholder will pay its pro rata share of such amount determined by multiplying the total amount payable by a fraction, the numerator of which is the number of Company Shares owned by such Shareholder immediately prior to the Closing, and the denominator of which is the number of Company Shares outstanding immediately prior to Closing; provided that, notwithstanding the foregoing, the Principal Shareholders will be jointly and severally liable for any amounts payable to SignalSoft under this Section 2.2(d) in excess of amounts actually paid by the Other Shareholders to SignalSoft in respect of their obligations under this
Section 2.2(d)(iv), subject to the limitations described in Section 7.1. Any Post-Closing Adjustment made under this Section 2.2(d) will be allocated as an adjustment to the Cash Consideration.

                  2.3. Registration Rights. SignalSoft will grant to the Shareholders, pursuant to the terms of the Registration Rights Agreement, piggyback registration rights with respect to the SignalSoft Shares.

                  2.4. Value of Company Shares and NS Shares. The parties agree that (a) the value of the Company Shares as of the Closing Date will be CDN$8,091,642 (which, as of the date of this Agreement, equals US$5,519,538), reduced by the Cash Shortfall (if any) and the Post-Closing

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Adjustment (if any), and (b) the value of the Share Consideration as of the
Closing Date will be CDN$8,091,642, minus the Cash Consideration (applying, as necessary, the Agreed Conversion Rate). The Cash Consideration and any cash paid in lieu of fractional shares will be payable in U.S. currency, with the U.S. dollar equivalent of the Cash Shortfall (if any) and the Post-Closing Adjustment (if any) determined by applying the Agreed Conversion Rate.

                  2.5. Sales Taxes, Etc. Each Shareholder will pay all sales, use, transfer, licensing, recording, stamp and other Taxes, fees and charges payable by such Shareholder in respect of or as a result of the sale and transfer of the Company Shares to the Acquiror pursuant to this Agreement. SignalSoft and the Acquiror will pay all sales, use, transfer, licensing, recording, stamp and other Taxes, fees and charges, including securities filing fees, payable by SignalSoft or the Acquiror, respectively, in respect of or as a result of the sale and transfer of the SignalSoft Shares and the NS Shares, respectively, to the Shareholders pursuant to this Agreement.

                  2.6. The Closing. The parties will use their best efforts to cause the closing of the transactions contemplated by this Agreement (the "Closing") to occur as soon as possible following the date of this Agreement but no later than April 4, 2000. The Closing shall take place at the offices of Jones Emery Hargreaves Swan at 9:00 a.m. Victoria, British Columbia time on the day of the Closing. All transactions contemplated by this Agreement will be effective at 12:01 a.m. local time in Victoria, British Columbia on the day of the Closing (such effective time being the "Closing Date").

                  2.7. Deliveries at the Closing. At the Closing, (a) the Shareholders will deliver to SignalSoft the certificates, instruments and documents, and take such actions, referred to in Section 6.1 and (b) SignalSoft will deliver to the Shareholders the certificates, instruments and documents, and take such actions, referred to in Section 6.2.

         3. Representations and Warranties.

                  3.1. Representations and Warranties of the Shareholders. Subject to the limitations described in Section 7.1, the Principal Shareholders jointly and severally, and the Other Shareholders severally and separately, represent and warrant to SignalSoft that the statements contained in this
Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were then substituted for the date of this Agreement throughout this Section 3.1).

                           (a) Organization, Good Standing, Etc. The Company is
a corporation duly organized, validly existing and in good standing with the Registrar of Companies in the Province of British Columbia with respect to the filing of annual reports. To the best knowledge of the Shareholders, the nature of the business conducted by the Company and the properties owned, leased or operated by the Company do not require the Company to be, and the Company is not, registered, qualified or authorized to do business as an extraprovincial corporation in any jurisdiction. The Company has all requisite corporate power and authority and capacity to own, lease and operate its


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properties and to carry on its business as now being conducted. The copies of the memorandum and articles of the Company, both as amended to date, which have been delivered to SignalSoft by the Shareholders and are attached as Exhibits 3.1(a)(i) and 3.1(a)(ii), respectively, are complete and correct, and the Company is not in default under or in violation of any provision of its memorandum or articles. The minute books provided to SignalSoft by the Shareholders contain complete and accurate copies of the memorandum and articles of the Company and the minutes of all meetings of the directors and shareholders of the Company. The register of shareholders, register of transfers and register of directors of the Company are complete and accurate in all material respects.

                           (b) Ownership and Capitalization. The authorized
share capital of the Company consists of 102,000,000 shares of Company Stock. The Company Shares reflected on Exhibit 2.2(a) constitute all of the issued and outstanding shares in the capital of the Company and unissued shares in the capital of the Company that are subject to options held by the Shareholders. All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Exhibit 2.2(a) or 3.1(b)(i), there are no authorized or outstanding shares or other securities convertible into or exchangeable for, nor any authorized or outstanding option, warrant or other Right to subscribe for or to purchase, or convert any obligation into, any unissued shares in the capital of the Company or any treasury stock, and the Company has not agreed to issue any security so convertible or exchangeable or any such option, warrant or other Right. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar Rights with respect to the Company. Except as are set forth on Exhibit 2.2(a) or Exhibit 3.1(b)(i), there are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to any shares in the capital of the Company, and the Shareholders shall cause all such agreements and understandings identified in Exhibit 2.2(a) or
Exhibit 3.1(b)(i) to be terminated (or, with respect to options to acquire unissued shares in the capital of the Company, exercise or permit to expire in accordance with Section 4.10) prior to the Closing. Except as set forth on
Exhibit 2.2(a) or Exhibit 3.1(b)(i), there are no existing Rights of first refusal, buy-sell arrangements, options, warrants, Rights, calls, or other commitments or restrictions of any character relating to any of the Company Shares except those restrictions on transfer imposed by the articles of the Company, and the Shareholders hereby irrevocably waive such restrictions and such other commitments or restrictions contained in any document identified on
Exhibit 2.2(a) or Exhibit 3.1(b)(i) as of the Closing Date.

                           (c) No Subsidiaries. The Company has no Subsidiaries
and no shares, securities convertible into shares, or any other equity interest in any other corporation, partnership, limited partnership, limited liability company, association, joint venture or other Person.

                           (d) Financial Statements; Absence of Liabilities. (i)
To the best knowledge of the Shareholders, the unaudited balance sheet of the Company as of October 31, 1998, the audited balance sheet of the Company as of October 31, 1999, the audited statements of income, shareholders' equity and cash flows for the fiscal year ended October 31, 1999, the unaudited statements of income, shareholders' equity and cash flows for the fiscal year ended October 31, 1998, the unaudited balance sheet of the Company as of January 31, 2000 (the latter being referred to as


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the "Latest Balance Sheet"), and the related statements of income, shareholders'
equity and cash flows for the three-month period then ended are true and correct in all material respects, have been prepared in accordance with GAAP on a consistent basis (except that the Latest Balance Sheet and the related statements of income, shareholders' equity and cash flows for the three-month period ended January 31, 2000 may be subject to customary year-end adjustments, which adjustments will not, individually or in the aggregate, be material in amount), are in accordance with the books and records of the Company (which books and records are complete and correct in all material respects), and fairly present the financial position and results of operations of the Company in all material respects as of such dates and for each of the periods indicated. To the best knowledge of the Shareholders, as of the date of each of such balance sheet, the Company had no Liabilities other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence of this Section 3.1(d) are attached as Exhibit 3.1(d)(i)(A). The expenses itemized on Exhibit 3.1(d)(i)(B) and reflected in the Company's financial performance for the 12-month period ended October 31, 1999 will not be realized on an on-going basis after the Closing Date. The revenues of the Company for the fiscal year ended October 31, 1999 (with revenues from sales in the United States separately shown) are set forth in Exhibit 3.1(d)(i)(C).

                                    (ii) Since the date of the Latest Balance
Sheet, the Company has not incurred or become subject to any Liability other than Liabilities incurred in the ordinary course of business. To the best knowledge of the Shareholders, as of the Closing, the Company will have no Liability (and there is no basis for the assertion of any Liability), except for the Closing Date Liabilities and Retained Liabilities and a Liability in the approximate amount of CDN $160,000 (estimated as of April 4, 2000), representing unearned revenues of the Company attributable to the provision of goods and services to SignalSoft.

                           (e) Absence of Certain Agreements, Changes or Events.
The Company is not, except as set forth on Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (i) pursuant to which the Company is obligated to furnish any service, product or equipment and (ii) that has been prepaid with respect to any period after the Closing Date. Since January 31, 2000, the Company has not (i) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business; (ii) delayed or postponed the payment of accounts payable or other Liabilities beyond stated, normal terms; (iii) sold or otherwise transferred any of its assets or properties; (iv) canceled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than CDN$5,000 in the aggregate or accelerated the collection of any account or note receivable; (v) changed in any significant manner the way in which it conducts its business; (vi) made or granted any individual wage or salary increase in excess of the greater of 10% or CDN$1.00 per hour, any general wage or salary increase, or any additional benefits of any kind or nature; (vii) except as otherwise expressly permitted by this Section 3.1(e), (A) entered into any contracts or agreements, or made any commitments, involving more than CDN$10,000 individually or in the aggregate or (B) accelerated, terminated, delayed, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than CDN$10,000 individually or in the aggregate;
(viii) suffered any material adverse fact or change, including,

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without limitation, to or in its business, assets or financial condition or customer or service provider relationships; mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; (ix) made any payment or transfer to or for the benefit of any shareholder, officer or director or any Relative or Affiliate thereof or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any Relative or Affiliate thereof, to withdraw assets from the Company or pay dividends to shareholders (other than payment to the Shareholders of the proportionate monthly amount of (A) their respective normal annualized salaries due and payable during such period or (B) rent due under pre-existing real property leases between the Company and a Shareholder which are disclosed on Exhibit 3.1(g)(i)); or (x) agreed to incur, take, enter into, make or permit any of the matters described in clauses (i) through (ix).

                           (f) Tax Matters.

                                    (i) The Company has duly and timely filed
all Tax Returns that it was required to file. To the best knowledge of the Shareholders, all such Tax Returns were correct and complete in all material respects. To the best knowledge of the Shareholders, all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. The Company has not received from any Governmental Authority any assessment, reassessment, or notice of underpayment of any Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                                    (ii) To the best knowledge of the
Shareholders, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                                    (iii) To the best knowledge of the
Shareholders, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company. Exhibit 3.1(f)(iii) lists all income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to SignalSoft correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1994.

                                    (iv) The Company has not waived any statute
of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.


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                                    (v) Exhibit 3.1(f)(v) sets forth the
following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Company.

                                    (vi) To the best knowledge of the
Shareholders, there is no misrepresentation that is attributable to neglect, carelessness, willful default or fraud in Tax Returns of the Company previously filed.

                                    (vii) No consent extending or waiving the
time limited for reassessment of any Taxes or any statutes of limitations related thereto have been filed with respect to the Company for any fiscal year.

                                    (viii) To the best knowledge of the
Shareholders, the Company has withheld from each payment made to any of its officers, directors, former directors, employees and former employees the amount of all Taxes and other deductions (including without limitation, unemployment, disability, and other required taxes and contributions) required to be withheld and has paid the same together with the employer's share of same, to the proper Tax or other receiving officers within the prescribed times and has filed, in complete and accurate form all information and other Tax Returns required pursuant to any applicable legislation within the prescribed times.

                                    (ix) To the best knowledge of the
Shareholders, the provisions made for current and deferred Taxes included in the Latest Balance Sheet are sufficient for the payment of all accrued and unpaid Taxes of and payable by the Company, whether or not disputed, for the period ended the date thereof and for all periods prior thereto.

                                    (x) Except for those Shareholders listed on
Exhibit 3.1(f)(x), no Shareholder is a non-resident of Canada for the purposes of the Tax Act. Each Shareholder listed on Exhibit 3.1(f)(x) is not, for purposes of Section 116 of the Tax Act, a resident of Canada.

                                    (xi) The Company does not hold any U.S. real
property interests (as defined in Section 897 of the Code).

                           (g) Assets and Properties.

                                    (i) Exhibit 3.1(g)(i) sets forth a
description of the Premises, which is the only asset or property subject to an agreement for the lease of real property to which the Company is a party. The Company has good and marketable title to, or a valid leasehold interest or interest as a licensee in, the properties and assets used or held for use by it, located on its Premises, or shown on the Latest Balance Sheet or acquired after the date thereof. The lease of the Premises is legally valid and binding on the parties thereto and is in full force and effect, and, to the best


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knowledge of the Shareholders, there exists no default thereunder on the part of the Company or, to the knowledge of the Shareholders, the lessor. As of the Closing, all of the Acquired Assets will be owned by the Company, free and clear of all Encumbrances. The Company has not entered into any contract or made any commitment to sell all or any part of its assets outside of the ordinary course of its business. The Acquired Assets constitute all of the real and personal property, both tangible and intangible, including, to the best knowledge of the Shareholders, Intellectual Property, which are being used or held for use by the Company in the conduct of, and which are necessary for the conduct of, the business and operations of the Company, as presently conducted and as presently proposed to be conducted. The Company does not own or lease any assets or properties that are located outside of Canada, including any assets or properties located in the United States. The Company owns or leases all equipment and other tangible assets necessary for the conduct of its business.
To the best knowledge of the Shareholders, each such tangible asset that is material to the Company's operations has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). None of the Shareholders, nor any Relative or Affiliate thereof, own any asset, tangible or intangible, which is used in, or leased to the Company for use in, the business of the Company.

                                    (ii) The Premises constitute all of the real
property, buildings and improvements used by the Company in its business. To the best knowledge of the Shareholders, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to its operations or its owned or leased properties.

                                    (iii) No party to any lease with respect to
any Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

                           (h) Lists of Contracts and Other Matters. Attached as
Exhibit 3.1(h) is a correct and complete list setting forth the following items:

                                    (i) the following contracts and other
agreements in effect as of the Closing Date to which the Company is a party:

                                            (A) any agreement (or group of
related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of CDN$5,000 per year;

                                            (B) any agreement pursuant to which
the Company, or any of the Shareholders on behalf of the Company, has made a deposit in an amount greater than CDN$5,000;

                                            (C) any agreement (or group of
related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company or involve consideration in excess of CDN$10,000;

                                            (D) any agreement concerning a
partnership or joint venture;

                                            (E) any agreement (or group of
related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of CDN$10,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                                            (F) any agreement concerning
confidentiality or noncompetition;

                                            (G) any agreement with any of its
Shareholders or any Relative or Affiliate thereof (other than the Company);

                                            (H) any profit sharing, stock
option, stock purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                                            (I) any collective bargaining
agreement;

                                            (J) any agreement for the employment
of any individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits in excess of any applicable statutory minimums;

                                            (K) any agreement under which the
Company has advanced or loaned any amount to any of its directors, officers and employees;

                                            (L) any agreement obligating the
Company to meet another party's unspecified requirements for goods or services or obligating it to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                                            (M) any agreement under which the
consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company; or

                                            (N) any other agreement (or group of
related agreements) the performance of which involves consideration in excess of CDN$10,000.

                                    (ii) All material claims, deposits, causes
of action, choses in action, rights of recovery, rights of setoff and rights of recoupment of the Company.

                                    (iii) All material franchises, approvals,
Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

                                    (iv) Each material item of Intellectual
Property owned by the Company or which is used by the Company in its business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

                                    (v) The name of each bank or other financial
institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

The Shareholders have delivered to SignalSoft a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h)(i). With respect to each such agreement: (A) to the best knowledge of the Shareholders, the agreement is legal, valid, binding, enforceable and in full force and effect;
(B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the best knowledge of the Shareholders, any other party is in breach or default, and, to the best knowledge of the Shareholders, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) to the best knowledge of the Shareholders, no party has repudiated any provision of the agreement.

                           (i) Litigation; Compliance with Applicable Laws and
Rights.

                                    (i) Except as set forth in Exhibit 3.1(i),
to the best knowledge of the Shareholders, there is no outstanding Order against, nor is there any litigation, proceeding, claim, suit, action, arbitration, investigation or hearing before an administrative tribunal or by any Governmental Authority or other Person in progress, pending or threatened against, the Company, its assets or its business or relating to the transactions contemplated by this Agreement, nor, to the best knowledge of the Shareholders, is there any basis for any such action.

                                    (ii) To the best knowledge of the
Shareholders, neither the Company nor the Company's assets are in violation of any applicable Legal Requirement or Right. To the best knowledge of the Shareholders, the Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and to the best knowledge of the Shareholders no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or threatened against the Company alleging any such violation.

                           (j) Notes and Accounts Receivable. To the best
knowledge of the Shareholders, the notes and accounts receivable of the Company reflected on its Latest Balance

Sheet, and all notes and accounts receivable arising on or prior to the Closing Date, arose and will arise from bona fide transactions by the Company in the ordinary course of business, are valid receivables with trade customers subject to no setoffs or counterclaims, and are good and collectible in full at the aggregate recorded amounts thereof.

                           (k) Product Quality, Warranty and Liability. To the
best knowledge of the Shareholders, all services and products sold, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof or other damages in connection therewith. To the best knowledge of the Shareholders, no service or product sold, leased, provided or delivered by the Company to customers on or prior to the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. To the best knowledge of the Shareholders, the Company has no Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company since December 31, 1996 whether covered by insurance or not and whether litigation has resulted or not, are listed and summarized on Exhibit 3.1(k).

                           (l) Insurance. The Company has policies of insurance
(i) covering risk of loss on the Acquired Assets, (ii) covering liability for fire, property damage, personal injury and workers' compensation coverage and
(iii) for business interruption, all, to the best knowledge of the Shareholders, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies will remain in full force and effect until the Closing Date. The Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of its obligations thereunder, and, to the best knowledge of the Shareholders, no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Shareholders, does any basis for any such claim, action, suit or proceeding exist. All premiums due and payable as of or prior to the date of this Agreement have been paid on such policies, and all premiums which become due prior to the Closing Date will be paid on such policies through the Closing Date. The Company has been covered during the three years prior to the date of this Agreement by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. All claims made during such three-year period with respect to any insurance coverage of the Company, other than those described on
Exhibit 3.1(k), are set forth on Exhibit 3.1(l).

                           (m) Pension and Employee Benefit Matters. Except as
disclosed in Exhibit 3.1(m), the Company has not established or maintained any pension plans or benefit plans for its employees. All such plans set forth in
Exhibit 3.1(m) are duly registered where required by, and are in good standing under, all applicable legislation, all required employer contributions thereunder to the date hereof have been made, the respective pension funds and benefit plans are funded in accordance with the rules thereof and no past service funding Liabilities exist thereunder. The Company is not subject to any Liability arising under any applicable law or employee benefit plan, any Liability resulting from a prohibited transaction, any Liability for failure to meet minimum funding requirements, any Liability related to the termination of a multi-employer pension plan or any Liability caused by the non-qualification of any plan under the Tax Act. The Company has no obligation to provide material post-retirement benefits of any nature to its employees, former employees or their survivors, dependents or beneficiaries, nor will any such obligation to provide such post-retirement benefits be incurred solely as a result of the consummation of the transactions described herein.

                           (n) Employees/Independent Contractors. Listed in
Exhibit 3.1(n) are the names and titles of all personnel employed or engaged by the Company including the rates of remuneration, positions held and date of commencement of employment. The employment records of the Company are true, complete and correct. No employee of the Company is on leave of absence from the Company. Also set forth in Exhibit 3.1(n)(i) is a complete list of all independent contractors, sub-contractors and agents which are presently engaged by the Company on a basis which involves a commitment which cannot be canceled by the Company on 30 days' notice or less and which requires the expenditure by the Company of more than CDN$5,000 per year. The Company has no employee who is located in, or who performs the duties of his or her employment with the Company on a full-time basis, in the United States. Except as set out in Exhibit 3.1(n)(ii), the Company does not have any written employment contracts, union or collective labor, pension, deferred profit sharing, retirement, employee benefit, stock option or other similar agreements or plans nor has it had any such plan or agreement in the past, nor does it have any written contracts of employment with any employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law. The Company has not, in the last five years, experienced any labor disputes which were of a material nature, work stoppages or strikes (legal or otherwise). To the best knowledge of the Shareholders, there is not now any circumstance or conduct which could result in the filing of an unfair labor practice complaint or unjust dismissal claim against the Company; any such complaints and claims previously raised and currently ongoing and the current status thereof are particularized in Exhibit 3.1(n)(iii). As of the date of this Agreement, there are no grievances filed against the Company or grievance adjudications presently ongoing or outstanding. To the knowledge of the Shareholders, no attempts have (within the last 60 days) been made by any trade union or employee association to organize or represent any employees of the Company. The Company has paid all wages, income and any other sums due and owing to its employees as at the end of the most recent completed pay period and the Company has complied at all times with minimum wage, overtime, statutory holiday and vacation obligations under applicable provincial and federal laws.

                           (o) Customer and Service Provider Relationships.
Exhibit 3.1(o)(i) lists each customer that individually or with its Affiliates was, based on the Company's revenues during the fiscal year ended October 31, 1999, one of the Company's ten largest customers during such fiscal year or accounted for 2% or more of the Company's revenues during such fiscal year (the "Principal Customers"). Exhibit 3.1(o)(ii) lists each Person who is a material provider of services to the Company as of the date of this Agreement (the "Principal Providers"). Since October 31, 1999, no Principal Customer or Principal Provider has canceled or otherwise terminated its relationship with the Company, materially decreased its purchases from or services supplied to the Company, or threatened to take any such action. The Shareholders have no basis to anticipate any problems with the Company's customer or service provider relationships. To the best knowledge of the Shareholders, no Principal Customer or Principal Provider has any plans to terminate its relationship with the Company.

                           (p) Compliance with Environmental Laws. To the best
knowledge of the Shareholders, except as disclosed in Exhibit 3.1(p), the Company, the business of the Company, the Premises and any other real property presently or previously owned or leased by the Company are in compliance with and have always been in compliance with all, and do not violate and have not violated any, Environmental Laws. The Company has not received any written notice, nor do the Shareholders have any knowledge, of any facts which could give rise to any notice that the Company is a "responsible person" for a waste disposal site pursuant to the Waste Management Act (British Columbia) or any other Environmental Laws. The Company and the Shareholders have fully disclosed to the Acquiror all environmental reports, investigations, assessments, audits, studies, Permits and records in the possession or control of the Shareholders or the Company with respect to the Premises or other real property presently or previously owned or leased by the Company and relating to Environmental Laws and none of the Shareholders or the Company has obtained or performed any environmental investigations, assessments, audits, reports or other studies with respect thereto.

                           (q) Intellectual Property. The Company owns and, to
the best knowledge of the Shareholders, has the legal right to use each item of Intellectual Property required to be identified on Exhibit 3.1(h). To the best knowledge of the Shareholders, the continued operation of the business of the Company as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Shareholders, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any Intellectual Property included in the Acquired Assets. Except as disclosed in Exhibit 3.1(q), the Company has not granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's business. Except as disclosed in Exhibit 3.1(i), no claims are pending or, to the knowledge of the Shareholders, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Shareholders, all of the Intellectual Property that is owned by the Company is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property as to which the Company is licensor or licensee are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

                           (r) Year 2000 Warranty. To the best knowledge of the
Shareholders, the computer software owned by the Company and all other Intellectual Property used or held for use by the Company in its business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Shareholders and the Company have no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (i) developed or (ii) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

                           (s) Brokers' Fees. The Company does not have, and
will not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                           (t) Guarantees. The Company is not a guarantor or
otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person, nor has the Company agreed to enter into such arrangement. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

                           (u) Disclosure. None of the documents or information
provided to SignalSoft by the Company, any Shareholder or any agent or employee thereof in the course of SignalSoft's due diligence investigation and the negotiation of this Agreement and pursuant to Sections 3.1 and 3.2 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in Section 3.1, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                           (v) Export Countries. Each country to which the
Company has, at any time during the five years ending on the date of this Agreement, exported goods or services is set forth on Exhibit 3.1(v).

                           (w) No Reporting Issuer. The Company is not a
"reporting issuer" (as that term is defined in the Securities Act, R.S.B.C., as amended).

                  3.2. Representations, Warranties and Covenants of Each Shareholder. Each Shareholder, severally and separately, but not jointly, represents and warrants to SignalSoft that the statements contained in this
Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

                           (a) Investment. Each Shareholder acknowledges and
agrees that:

                                    (i) Neither SignalSoft nor the Acquiror is a
reporting issuer in any jurisdiction in North America, and the NS Shares and SignalSoft Shares (collectively, the "Securities") issued to such Shareholder, other than pursuant to a prospectus, may be subject to indefinite resale restrictions imposed under the laws of the jurisdiction in which such Shareholder is resident.

                                    (ii) Such Shareholder has been advised to
consult his or her own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and he or she is solely responsible for compliance with applicable resale restrictions.

                                    (iii) To the knowledge of such Shareholder,
the sale of the Securities was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television.

                                    (iv) Such Shareholder has not received nor
been provided with, nor has he or she requested, nor does he or she have any need to receive, any offering memorandum or any other document describing the business and affairs of SignalSoft or the Acquiror.

                                    (v) No prospectus has been filed or will be
filed by SignalSoft or the Acquiror with respect to the offering of the Securities under any applicable securities legislation, and accordingly:

                                            (A) such Shareholder is restricted
from using certain civil remedies available under such legislation;

                                            (B) such Shareholder may not receive
information that might otherwise be required to be provided to it under such legislation; and

                                            (C) SignalSoft and the Acquiror are
relieved from certain obligations that would otherwise apply under such legislation.

                                    (vi) No Person has made to such Shareholder
any written or oral representations:

                                            (A) that any Person will resell or
repurchase the Securities;

                                            (B) that any Person will refund the
purchase price for the Securities;

                                            (C) as to the future price or valued
of the Securities; or

                                            (D) that the NS Shares or the
SignalSoft Shares will be listed and posted for trading or any stock exchange or that application has been made to list the common shares of SignalSoft or the Acquiror on any stock exchange.

                                    (vii) Except for the Shareholders listed on
Exhibit 3.2(a)(vii):

                                            (A) such Shareholder is not a U.S.
Person; and

                                            (B) such Shareholder is not
acquiring the Securities for the account of a U.S. Person;

                                    (viii) Such Shareholder will not sell any
SignalSoft Shares except in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act or an available exemption therefrom and will not engage in any hedging transactions with regard to such Securities unless in compliance with the Securities Act.

                                    (ix) Such Shareholder will comply with the
applicable securities legislation concerning the purchase and holding of the Securities and any resale of the Securities.

                                    (x) (A) Such Shareholder is acquiring (and
upon the acquisition of SignalSoft Shares, will acquire) the Securities for such Shareholder's own account and not on behalf of any other Person; such Shareholder is aware and acknowledges that the Securities have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of in the United States unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available;

                                            (B) such Shareholder has been
furnished all information that such Shareholder deems necessary to enable such Shareholder to evaluate the merits and risks of an investment in SignalSoft or the Acquiror; such Shareholder has had a reasonable opportunity to ask questions of and receive answers from SignalSoft and the Acquiror concerning SignalSoft, the Acquiror, the Securities and any and all matters relating to the transactions described herein, and all such questions, if any, have been answered to the full satisfaction of such Shareholder;

                                            (C) no Person other than such
Shareholder has

                                                     (1) any rights in and to
the Securities, which rights were obtained through or from such Shareholder; or

                                                     (2) any rights to acquire
the Securities, which rights were obtained through or from such Shareholder;

                                            (D) such Shareholder is aware that
the acquisition of the Securities is an investment involving a risk of loss and that there is no guarantee that such Shareholder will realize any gain from this investment, and that such Shareholder could lose the total amount of its investment;

                                            (E) such Shareholder understands
that no United States federal or state agency nor Canadian provincial securities commission has made any finding or determination regarding the fairness of the offering of the Securities for investment, or any recommendation or endorsement of the offering of the Securities;

                                            (F) such Shareholder is acquiring
(or, upon the acquisition of SignalSoft Shares, will acquire) the Securities for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or province of Canada, unless an exemption from registration is available, as established to the reasonable satisfaction of SignalSoft, by opinion of counsel or otherwise;

                                            (G) except as set forth herein, no
representations or warranties have been made to such Shareholder by SignalSoft, the Acquiror or any agent, employee or Affiliate of either of them, and in entering into this transaction such Shareholder is not relying upon any information, other than from the results of independent investigation by such Shareholder; and

                                            (H) such Shareholder understands
that the Securities are being offered to such Shareholder in reliance on specific exemptions from the registration requirements of United States federal and state, and Canadian provincial, securities laws and that SignalSoft and the Acquiror are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of such Shareholder to acquire the Securities;

                                    (xi) as to each Shareholder listed on
Exhibit 3.2(a)(xi), such Shareholder (A) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (B) has such knowledge and expertise in financial and business matters (including knowledge and expertise in the business and proposed business of SignalSoft and the Acquiror) that such Shareholder is capable of evaluating the merits and risks involved in an investment in the Securities; and such Shareholder is financially able to bear the economic risk of the investment in the Securities, including a total loss of such investment, and (C) such Shareholder represents that it has adequate means of providing for its current needs and has no need for liquidity in its investment in the Securities; such Shareholder has no reason to anticipate any material change in its financial condition for the foreseeable future.

Each Shareholder, upon the conversion of NS Shares into SignalSoft Shares, will deliver to SignalSoft a certificate executed by such Shareholder (and, if such Shareholder is not an "accredited investor," such Shareholder's Purchaser Representative) containing the representations, warranties and covenants contained in (A) Section 3.2(a)(x) and (B) as to any Shareholder listed on
Exhibit 3.2(a)(vii), the representations and warranties contained in Section 3.2(a)(xi), or (B) as to any Shareholder not listed on Exhibit 3.2(a)(vii), the representations and warranties contained in Section 3.2(a)(vii) hereof, effective as of the date of such conversion.

All certificates representing the NS Shares shall bear a legend indicating that the NS Shares are subject to transfer restrictions set forth in the Acquiror's articles of association and the Stockholders' Agreement.

All certificates representing SignalSoft Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED IN THE UNITED STATES OR FOR THE ACCOUNT OF A U.S. PERSON UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, (II) THE COMPANY (A) RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, OR (B) IS OTHERWISE SATISFIED, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR (III) SUCH TRANSFER, SALE, ASSIGNMENT OR HYPOTHECATION IS IN COMPLIANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. AS USED HEREIN, "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

All certificates representing NS Shares or SignalSoft Shares also shall bear any legend provided for under the securities laws of any applicable jurisdiction.

                           (b) Ownership of Company Shares. Each Shareholder
owns, legally, beneficially, and free and clear of any Encumbrance, or owns options to acquire, the number of Company Shares set forth opposite such Shareholder's name on Exhibit 2.2(a). Such Shareholder does not own, and has no right to acquire, any Company Shares other than the Company Shares or options to acquire Company Shares set forth opposite such Shareholder's name in Section 2.2(a) and the Company Shares or options to acquire Company Shares set forth opposite such Shareholder's name on Exhibit 3.1(b)(i). Such Shareholder has not contributed tangible property to the Company as consideration for any Company Shares, or options to acquire Company Shares, owned by such Shareholder.

                           (c) Authority; No Violation. Each Shareholder, each
Relative of any Shareholder, and each Affiliate of the Company or of a Shareholder who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Shareholder, Relative or Affiliate is a party, and this Agreement constitutes, and the Other Seller Agreements will when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, each such Shareholder, Relative or Affiliate who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which the Company, any Shareholder, or any Relative or Affiliate of the Company or of any Shareholder who is a party to any Other Seller Agreement is subject or any provision of the memorandum or articles of the Company or of any such Affiliate, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company, of any Shareholder, or of any such Relative or Affiliate pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company, any Shareholder or any such Relative or Affiliate is a party or by which the Company, any Shareholder, or any such Relative or Affiliate or any of their respective assets and properties is bound or subject. Except for notices that will be given and consents that will be obtained by the Shareholders prior to the Closing (each of which is set forth in Exhibit 3.2(c)), neither the Company, any Shareholder, nor any such Relative or Affiliate need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements. All share transfer restrictions affecting the transfer of the Company Shares to the Acquiror shall have been complied with or effectively waived and on the transfer thereof at Closing the Acquiror will acquire valid title to such Company Shares free and clear of all Encumbrances whatsoever.

                           (d) Citizenship and Residency. Such Shareholder
legally resides at the address, and is a citizen only of the jurisdiction, set forth opposite such Shareholder's name on Exhibit 3.2(d).

                           (e) Withholding. Each Shareholder listed on Exhibit
3.1(f)(x) covenants and agrees with the Acquiror as follows:

                                    (i) such Shareholder shall deliver to the
Acquiror at least three Business Days prior to the Closing Date a certificate issued by the Minister of National Revenue (the "Minister") under subsection 116(2) of the Tax Act;

                                    (ii) if a certificate is so delivered to the
Acquiror, the Acquiror shall be entitled to withhold from the Purchase Price payable to such Shareholder at the time of Closing 33 1/3 percent of the amount, if any, by which the Purchase Price payable by the Acquiror to such Shareholder for the Company Shares so acquired from such Shareholder exceeds the certificate limit as defined in subsection 116(2) of the Tax Act and fixed by the Minister in such certificate (or, if the provisions of Section 3.2(e)(vi) are applicable, the amount of the Purchase Price specified in Section 3.2(e)(vi));

                                    (iii) if a certificate is not so delivered,
the Acquiror shall be entitled to withhold from the Purchase Price payable to such Shareholder at the time of Closing an amount equal to 33 1/3 percent of the Purchase Price payable to such Shareholder (or, if the provisions of Section 3.2(e)(vi) are applicable, the amount of the Purchase Price specified in Section 3.2(e)(vi));

                                    (iv) where the Acquiror has withheld any
amount under the provisions of Section 3.2(e)(iii) above or Section 3.2(e)(vi) below and such Shareholder delivers to the Acquiror, after the Closing Date and within 30 days after the end of the month in which the Acquiror acquired the Company Shares (the "Remittance Deadline"), a certificate issued by the Minister under subsection 116(2) of the Tax Act, the Acquiror:

                                            (A) shall pay forthwith to the
Receiver General 33 1/3 percent of the amount, if any, by which the Purchase Price payable to such Shareholder exceeds the certificate limit fixed in such certificate, and the amount so paid shall be credited to the Acquiror as a payment on account of the Purchase Price; and

                                            (B) shall pay forthwith to such
Shareholder any amount that the Acquiror has withheld and is not required to pay to the Receiver General in accordance with the provisions of Section 3.2(e)(iv)(A) above;

                                    (v) where the Acquiror has withheld any
amount under the provisions of Section 3.2(e)(ii) or (iii) above or Section 3.2(e)(vi) below and no certificate has been delivered to the Acquiror by such Shareholder in accordance with the provisions of Section 3.2(e)(iv) above, such amount shall be paid by the Acquiror to the Receiver General, on or prior (not earlier than three Business Days prior) to the Remittance Deadline, on account of the Acquiror's liability for tax pursuant to subsection 116(5) of the Tax Act, and the amount so paid shall be credited to the Acquiror as a payment to such Shareholder on account of the Purchase Price payable to such Shareholder; and

                                    (vi) to the extent possible, any amounts
withheld by the Acquiror pursuant to the provisions of this Section 3.2(e) shall be withheld from the portion of the total Cash Consideration payable to such Shareholder (reduced by the portion of such Cash Consideration to be deposited into the Escrow Account with respect to such Shareholder in accordance with the provisions of Section 2.2(a)) (the "Available Cash"). If the amount to be withheld by the Acquiror with respect to a Shareholder pursuant to the provisions of this Section 3.2(e) exceeds such Shareholder's Available Cash, the Acquiror shall withhold with respect to such Shareholder, in addition to all of such Shareholder's Available Cash, that number of NS Shares (or, if such Shareholder has elected to receive SignalSoft Shares in lieu of NS Shares, SignalSoft Shares) which, when multiplied by the Per Share Amount, equals the excess of the withholding obligation applicable to such Shareholder over such Shareholder's Available Cash ("Excess Withholding"), divided by .667. To the extent that the Acquiror's obligation with respect to a Shareholder to remit withholding to the Receiver General under the provisions of subsections 3.2(e)(i) through (v) above exceeds such Shareholder's Available Cash, SignalSoft, upon three Business Days' prior notice to such Shareholder, shall purchase, at the Per Share Amount, NS Shares or SignalSoft Shares so withheld from the Shareholder by remitting the appropriate amount to the Receiver General on behalf of the Acquiror or SignalSoft, including any amount required to be withheld by SignalSoft with respect to the purchase of NS Shares under this
Section 3.2(e), unless the Shareholder discharges the appropriate amount of the Liability to the Receiver General and provides the Acquiror, not later than three Business Days' prior to the Remittance Deadline, with proof thereof that is satisfactory to the Acquiror. Such Shareholder agrees to execute and deliver such further documents as reasonably may be required to effect such purchase of NS Shares or SignalSoft Shares. Any NS Shares or SignalSoft Shares withheld but not so purchased will be delivered to the Shareholder in accordance with subsections 3.2(e)(i) through (v) above.

                           (f) Capital Property. Such Shareholder holds the
Company Shares, or options to acquire Company Shares, set forth opposite such Shareholder's name on Exhibit 2.2(a) or 3.1(b)(i), respectively, as capital property (as defined in the Tax Act).


                  3.3. Representations and Warranties of SignalSoft and the Acquiror. SignalSoft and the Acquiror jointly and severally represent and warrant to the Shareholders that the statements contained in this Section 3.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3.3).

                           (a) Organization, Good Standing, Power, Etc.
SignalSoft is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it to make such qualification necessary. The Acquiror is an unlimited company duly organized, validly existing and in good standing under the laws of the province of Nova Scotia and is qualified to do business as an extraprovincial unlimited company in all jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. This Agreement and the Other SignalSoft Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of SignalSoft and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other SignalSoft Agreements to which it is a party, and this Agreement constitutes, and the Other SignalSoft Agreements will when executed and delivered constitute, the legal, valid and binding obligations of SignalSoft or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against SignalSoft or the Acquiror, as the case may be.

                           (b) Capitalization.

                                    (i) The authorized, issued and outstanding
shares of the capital stock of SignalSoft are as set forth on Exhibit 3.3(b)(i).

                                    (ii) The authorized, issued and outstanding
shares of the capital stock of the Acquiror as of the date of this Agreement are as set forth on Exhibit 3.3(b)(ii). At the time of issuance thereof and delivery to the Shareholders, the NS Shares to be delivered to the Shareholders pursuant to this Agreement will be duly authorized and validly issued shares of NS Stock, and will be fully paid and nonassessable. Such NS Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and provincial securities laws, under this Agreement or under any Other Seller Agreement to which such Shareholder is a party and shall have the rights, restrictions and privileges set forth on Exhibit 3.3(b)(ii).

                                    (iii) All of the issued and outstanding
capital stock of the Acquiror is owned, directly or indirectly, by SignalSoft.

                                    (iv) Subject to any restrictions on
conversion that are set forth in the Stockholders' Agreement or the articles of association of the Acquiror, the NS Shares shall, upon issuance pursuant to this Agreement, be convertible into fully-paid and non-assessable SignalSoft Stock.

                           (c) No Violation of Agreements, Etc. The execution,
delivery and performance of this Agreement and the Other SignalSoft Agreements, and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which SignalSoft or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of SignalSoft or the constituent documents of the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of SignalSoft or of the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which SignalSoft or the Acquiror is a party or by which SignalSoft or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that will be given or obtained by SignalSoft prior to the Closing, neither SignalSoft nor the Acquiror need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

                           (d) Financial Statements; Absence of Liabilities.

                                    (i) To the best knowledge of SignalSoft, the
audited financial statements of SignalSoft for the years ended December 31, 1998 and December 31, 1999 (the "Financial Statements"), which are attached as
Exhibit 3.3(d) are true and correct in all material respects, are in accordance with U.S. GAAP on a consistent basis, have been prepared in accordance with the books and records of SignalSoft (which books and records are complete and correct in all material respects), and fairly present the financial position and results of operations of SignalSoft in all material respects as of such dates and for each of the periods indicated. To the best knowledge of SignalSoft, as of the date of each Financial Statement, Signal Soft had no Liabilities other than those set forth on each such Financial Statement.

                                    (ii) Since the date of the most recent
Financial Statement, SignalSoft has not incurred or become subject to any Liability other than (A) Liabilities incurred in the ordinary course of business, (B) Liabilities to holders of preferred stock of SignalSoft pursuant to the terms of such preferred stock, and (C) any Liabilities created hereunder or pursuant to applicable law.

                                    (iii) As of the date of this Agreement, the
Acquiror has not commenced business operations. As of the date of this Agreement the Acquiror has, and as of the Closing Date the Acquiror shall have, no Liabilities save and except for (A) organizational expenses incurred in the incorporation of Acquiror or (B) any Liabilities created hereunder or pursuant to applicable law.

                           (e) Tax Matters.

                                    (i) SignalSoft has duly and timely filed all
Tax Returns that it was required to file. To the best knowledge of SignalSoft, all such Tax Returns were correct and complete in all material respects. To the best knowledge of SignalSoft, all Taxes owed by SignalSoft (whether or not shown on any Tax Return) have been paid.

                                    (ii) To the best knowledge of SignalSoft,
there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of SignalSoft.

                                    (iii) To the best knowledge of SignalSoft,
there is no misrepresentation that is attributable to neglect, carelessness, willful default or fraud in Tax Returns of SignalSoft previously filed.

                                    (iv) To the best knowledge of SignalSoft,
the provisions made for current and deferred Taxes included in the most recent Financial Statement are sufficient for the payment of all accrued and unpaid Taxes of and payable by SignalSoft, whether or not disputed, for the period ended the date thereof and for all periods prior thereto.

                           (f) Litigation; Compliance with Applicable Laws and
Rights.

                                    (i) To the best knowledge of SignalSoft,
there is no outstanding Order against, nor is there any litigation, proceeding, claim, suit, action, arbitration, investigation or hearing before an administrative tribunal or by any Governmental Authority or other Person in progress, pending or threatened against SignalSoft, its assets or its business or relating to the transactions contemplated by this Agreement, nor to the best knowledge of SignalSoft, is there any basis for any such action.

                                    (ii) To the best knowledge of SignalSoft,
neither SignalSoft nor SignalSoft's assets are in violation of any applicable Legal Requirement or Right. To the best knowledge of SignalSoft, the Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and, to the best knowledge of SignalSoft, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or is threatened against SignalSoft alleging any such violation.

                           (g) Intellectual Property. SignalSoft owns or, to the
best knowledge of SignalSoft, has the legal right to use all material items of its Intellectual Property. To the best knowledge of SignalSoft, the continued operation of the business of SignalSoft as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of SignalSoft, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of SignalSoft. SignalSoft has not granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's business. No claims are pending or, to the best knowledge of SignalSoft, threatened that SignalSoft is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of SignalSoft, all of the Intellectual Property that is owned by SignalSoft is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property as to which SignalSoft is licensor or licensee are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

         (h) Year 2000 Warranty. To the best knowledge of SignalSoft, the computer software owned by SignalSoft and all other Intellectual Property used or held for use by SignalSoft in its business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which SignalSoft has no control ("Third Party Products") with which such SignalSoft software or other Intellectual Property was designated or intended to operate at the time such SignalSoft software was
(i) developed or (ii) first provided to the SignalSoft's customers, or tested by SignalSoft for such customers, whichever is later. Notwithstanding the foregoing, SignalSoft shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such SignalSoft software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations; or (y) any modification of SignalSoft software by any party other than SignalSoft (unless such modification was made at the direction of SignalSoft).

                           (i) Brokers' Fees. SignalSoft does not have, and will
not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                           (j) Disclosure. None of the documents or information
provided to the Shareholders or to the Company by SignalSoft or any agent or employee thereof in the course of the Shareholder's due diligence investigation and the negotiation of this Agreement, including the Financial Statements referred to above in Section 3.3(d), contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                           (k) No Reporting Issuer. Neither SignalSoft nor the
Acquiror is a "reporting issuer" (as that term is defined in the Securities Act, R.S.B.C., as amended), or has offered consideration to any one Shareholder outside or collateral to the terms of the Purchase Agreement and the Other Seller Agreements.

                  3.4 Survival of Representations. The representations and warranties contained in Sections 3.1, 3.2 and 3.3 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for four years, except that (a) the Liabilities of the Shareholders with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), and 3.1(c) and 3.2 and the Liabilities of SignalSoft with respect to the representations and warranties set forth in Sections 3.3(a) and 3.3(b) shall survive without termination, (b) the Liabilities of the Shareholders with respect to the representations and warranties set forth in Section 3.1(f) and the Liabilities of SignalSoft with respect to the representations and warranties set forth in Section 3.3(e) shall survive for thirty days following the expiration of any period of limitation on the assessment and collection of Taxes of the Company or SignalSoft, as applicable, with respect to any period ending prior to the Closing Date, and (c) the Liabilities of the Shareholders with respect to the representations and warranties set forth in Sections 3.1(d), (e), and (g) through (t) and the Liabilities of SignalSoft with respect to the representations and warranties set forth in Sections 3.3(c), 3.3(d) and 3.3(f) through (i) shall survive the Closing for two years.

                  3.5. Representations as to Knowledge. The representations and warranties contained in Article 3 hereof will in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Shareholders, inquiry of the applicable directors, officers and employees of the Company), with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

         4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  4.1. General. Each of the parties will use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section 6) and the other agreements contemplated hereby. Without limiting the foregoing, the Shareholders will, and will cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

                  4.2. Operation and Preservation of Business. The Shareholders will not cause or permit the Company to engage in any practice, take any action or enter into any transaction outside the ordinary course of its business; provided, however, that in no event will any action be taken or fail to be taken or any transaction be entered into which would result in a breach of any representation, warranty or covenant of any Shareholder. The Shareholders will cause the Company to keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, lessors, licensors and employees, intact and will cause the Company to conduct its business in the ordinary and normal course thereof.

                  4.3. Full Access. The Shareholders will cause the Company to permit SignalSoft and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company. Prior to Closing, SignalSoft will permit the Shareholders and their agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of SignalSoft, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to SignalSoft.

                  4.4. Notice of Developments. Each of SignalSoft and the Shareholders will give prompt written notice to the other of any substantial development which occurs after the date of this Agreement and before the Closing that has a material adverse effect on the business, assets, Liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure Exhibits of SignalSoft (as to the notice require of SignalSoft) or the Company (as to the notice required of the Shareholders). No such written notice, however, will be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                  4.5. Exclusivity. No Shareholder will, and the Shareholders will not cause or permit the Company or any director, officer, employee or agent of the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. No Shareholder will vote shares of the Company's stock or sign a written consent in favor of any such transaction. Each Shareholder will notify SignalSoft immediately if any Person makes any proposal or offer to, inquiry of or contact with such Shareholder with respect to any of the foregoing.

                  4.6. Announcements; Securities Law Restrictions. Except for limited disclosure made by the Company and by SignalSoft prior to the date of this Agreement, neither any Shareholder nor the Company nor SignalSoft shall disclose to any Person the existence, terms or subject matter of this Agreement without the prior written approval of SignalSoft and the Shareholders' Agent, except (and only to the extent) previously publicly announced by SignalSoft and the Shareholders' Agent, and any press release or public announcement relating to the subject matter of this Agreement shall be made only as SignalSoft and the Shareholder Agent shall agree, subject to any requirements imposed upon any of the parties under the stock exchange rules or securities disclosure laws of any applicable jurisdiction. Further, neither any Shareholder nor the Company shall violate any United States or Canadian securities laws which restrict each Shareholder and the Company, as Persons with material non-public information concerning SignalSoft obtained directly or indirectly from SignalSoft, from purchasing or selling securities of SignalSoft or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

                  4.7. Closing Date Liabilities. Prior to the Closing Date, the Shareholders shall pay, or shall cause the Company to pay prior to the Closing Date, in full all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet. Effective as of the time immediately prior to the Closing Date, without further action by the Shareholders, the Company or any other Person, the Principal Shareholders hereby jointly and severally assume, and the Other Shareholders severally assume (subject, in both cases, to the limitations set forth in Section 7.1) all Closing Date Liabilities (other than Liabilities relating to Unknown Infringement Claims) in excess of the amount by which the cash set forth on the Estimated Closing Date Balance Sheet exceeds the Closing Date Liabilities and the Retained Liabilities; provided that the exclusion of Liabilities relating to Unknown Infringement Claims in this sentence and in Section 7.1(a) shall not relieve any Shareholder from Liability for any Adverse Consequences suffered by SignalSoft or the Company as the result of a breach by such Shareholder of any representation, warranty or covenant by such Shareholder to the extent otherwise provided in this Agreement.

                  4.8 Investment Canada Act Filing. Promptly following the execution of this Agreement, the Shareholders will, and will cause the Company to, cooperate with SignalSoft in making, and furnish such information as may be required to make, any and all necessary filings under the Investment Canada Act as soon as practicable following the date of this Agreement.

                  4.9 Adjusted Cost Base Election. At the election of the Shareholders, the Shareholders and the Acquiror will cooperate to prepare, within 60 days following the Closing Date, such forms as may be required to cause each Shareholder and the Acquiror, with respect to the NS Shares transferred to the Shareholders pursuant to this Agreement, to elect jointly, pursuant to subsection 85(1) of the Tax Act, in prescribed form and within the time referred to in subsection 85(6) of the Tax Act, so that for income tax purposes, the elected amount of the proceeds of disposition to such Shareholder and the cost of the NS Shares transferred to such Shareholder will be the "adjusted cost basis" (as defined in the Tax Act) of the Shareholder's NS Shares or such higher amount as may be elected pursuant to the Tax Act, as determined by such Shareholder.

                  4.10 Exercise of Options. Each Shareholder listed on Exhibit 2.2(a) having options set forth opposite such Shareholder's name on Exhibit 2.2(a), to the extent he or she has not previously exercised such options, shall provide to SignalSoft, not later than two Business Days prior to the Closing Date, notice of such Shareholder's intent to exercise, or to permit to expire in accordance with the following sentence, such options. If or to the extent that such Shareholder fails to provide such notice in a timely manner as provided in the preceding sentence, such Shareholder agrees that such options will expire automatically at the end of the second Business Day preceding the Closing Date without further action on the part of the Company or such Shareholder.

                  4.11 Non-Solicitation of Employees. Prior to Closing, or if this Agreement is terminated pursuant to Section 8.1, for a period of one year from the date of termination of this Agreement, each of SignalSoft and the Company will refrain from soliciting, inducing, offering or contacting any employee of the other for the purpose of offering employment.

         5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

                  5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

                  5.2. Transition. No Shareholder will take any action at any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Company from establishing or continuing a business relationship with SignalSoft or the Acquiror after the Closing.

                  5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Acquired Assets or the Company's business, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

                  5.4. Confidentiality. The Shareholders will treat and hold as confidential all Confidential Information concerning SignalSoft, the Company's business or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to SignalSoft or destroy, at the request and option of SignalSoft, all of such Confidential Information in its or their possession.

                  5.5. Post-Closing Announcements. Following the Closing, any press release or public announcement relating to the subject matter of this Agreement shall be made only as SignalSoft and the Shareholders' Agent shall agree, subject to any requirements imposed upon any of the parties under the stock exchange rules or securities disclosure laws of any applicable jurisdiction.

                  5.6. Financial Statements. After the Closing, the Shareholders will, upon request of SignalSoft, cooperate with SignalSoft and render such reasonable assistance to SignalSoft and its accountants as may be required to produce such historical and on-going financial statements and audits as SignalSoft may request, all at the sole cost and expense of SignalSoft, but without additional consideration to the Shareholders. The Shareholders acknowledge that SignalSoft may be required by applicable law to include audited financial statements with respect to the business of the Company in reports filed with governmental agencies and that the inability to audit the financial statements as of the Closing Date promptly after the Closing could have a material adverse effect on SignalSoft.

                  5.7. Satisfaction of Liabilities.

                           (a) Promptly following the Closing, each Shareholder
will pay any Tax for which such Shareholder is responsible and which is attributable to the transactions contemplated by this Agreement.

                           (b) The Shareholders, at their expense, promptly will
take or cause to be taken any action necessary to remedy any failure of the Premises or the Acquired Assets to comply at the Closing Date with any Legal Requirement, upon receipt of notice from SignalSoft at any time.

                           (c) SignalSoft will pay and perform (or cause the
Company to pay and perform), as and when due (except to the extent the validity thereof or the liability therefor is being contested by SignalSoft), the Closing Date Liabilities and Retained Liabilities.

                  5.8. Termination of Obligations. Effective as of the Closing Date, neither the Company nor SignalSoft shall have any Liability to any Shareholder or any Relative or Affiliate thereof or of the Company, except as otherwise provided in this Agreement, in any Other Seller Agreement or by reason of the employment of such Person by SignalSoft or the Company. Effective as of the Closing Date, the Shareholders shall not have any Liability to the Company or SignalSoft, except as otherwise provided in this Agreement, in any Other Seller Agreement or by reason of the employment of such Person by SignalSoft or the Company.

                  5.9. Transfer Restrictions; Call Provisions. The NS Shares will be subject to the transfer restrictions and the call provisions set forth in this Agreement, the Stockholders' Agreement and the Acquiror's articles of association. Certificates for the NS Shares delivered to the Shareholders pursuant to this Agreement and for the SignalSoft Shares into which NS Shares are converted will bear the applicable legend substantially in the form set forth in the Stockholders' Agreement as long as such Stockholders' Agreement applies to such NS Shares or SignalSoft Shares, as the case may be.

         The restrictions set forth in this Section 5.9 and the Stockholders' Agreement shall be in addition to any restrictions on transfer imposed by U.S. federal and applicable state securities and Canadian federal laws and applicable provincial securities laws. Each Shareholder also agrees to comply with such restrictions.

                  5.10 Intent to Maintain Facility. SignalSoft and the Acquiror acknowledge that it is their present intention to maintain and expand the current Company development facility located in Victoria, British Columbia provided that there are no significant changes in the business conditions relating to the operation of such a development facility.

         6. Conditions to Closing.

                  6.1. Conditions to Obligation of SignalSoft. The obligation of SignalSoft to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                           (a) each Shareholder's representations and warranties
shall be correct and complete at and as of the Closing Date and any written notices delivered to SignalSoft pursuant to Section 4.5 and the subject matter thereof shall be satisfactory to SignalSoft;

                           (b) the Shareholders shall have performed and
complied with all of their covenants hereunder through the Closing;

                           (c) the Shareholders shall have given, or shall have
caused the Company to give, all notices and procured, or shall have caused the Company to procure, all of the third-party consents, authorizations and approvals required to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to SignalSoft;

                           (d) no action, suit or proceeding shall be pending or
threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Company or the Acquired Assets or to conduct the Company's business, and no such Order shall be in effect;

                           (e) there shall have been no material adverse change
in the Company, the Acquired Assets or the Company's business between the date of execution of this Agreement and the Closing;

                           (f) the Shareholders shall have delivered to
SignalSoft (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) and, as to the Company and the Shareholders, the condition specified below in Section 6.1(o), is satisfied in all respects, (ii) a good standing certificate, dated within 10 days of the Closing, from the Registrar of Companies of British Columbia and each other province in which the Company is registered, qualified or authorized to do business as an extraprovincial corporation and (iii) a certificate setting forth the amount of Closing Date Liabilities and the Retained Liabilities, which amount shall not exceed CDN$250,000;

                           (g) the Other Seller Agreements shall have been
executed and delivered by the Shareholders, as applicable;

                           (h) SignalSoft shall have received from counsel to
the Company and the Shareholders an opinion in form and substance as set forth in Exhibit 6.1(h) addressed to SignalSoft and NS Co. dated as of the Closing;

                           (i) SignalSoft shall have received from counsel to
each Shareholder who is not a citizen and resident of either the United States or Canada an opinion from counsel to such Shareholder (which counsel and which opinion are satisfactory to SignalSoft) that the transactions described in this Agreement are in compliance with the securities laws of such jurisdiction;

                           (j) SignalSoft shall have received from the
Shareholders evidence of the termination of all Encumbrances against the Acquired Assets;

                           (k) SignalSoft shall have received the resignations,
effective as of the Closing, of each director and officer of the Company;

                           (l) a new share certificate representing the Company
Shares shall have been delivered by the Shareholders to SignalSoft and all existing share certificates representing the Company Shares shall have been canceled;

                           (m) the Shareholders shall have delivered to
SignalSoft possession and control of the Company and the Acquired Assets, including, without limitation, all stock certificate books, minute books, corporate seals, and all other corporate and financial records of the Company;

                           (n) the Shareholders shall have delivered, or caused
the Company to deliver, to SignalSoft such other instruments, certificates and documents as are reasonably requested by SignalSoft in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to SignalSoft, including copies of the memorandum and articles of the Company, both as amended through the Closing Date, as certified by the Registrar of Companies of British Columbia; and

                           (o) on or before the Closing Date, none of
SignalSoft, the Acquiror, the Company or any Shareholder shall have received a notice pursuant to paragraph 13(1)(b)(ii) of the Investment Canada Act in respect of any of the transactions contemplated by this Agreement.

         SignalSoft may waive any condition specified in this Section 6.1 at or prior to the Closing by notice in writing to the Shareholders' Agent.

                  6.2. Conditions to Obligation of the Shareholders. The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                           (a) SignalSoft's representations and warranties shall
be correct and complete at and as of the Closing Date;

                           (b) SignalSoft shall have performed and complied with
all of its covenants hereunder through the Closing;

                           (c) SignalSoft shall have given all notices and
procured all of the third-party consents, authorizations and approvals required to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to the Shareholders' Agent;

                           (d) no action, suit or proceeding shall be pending or
threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Shareholders to own the NS Shares, and no such Order shall be in effect;

                           (e) there shall have been no material adverse change
in SignalSoft or SignalSoft's business between the date of execution of this Agreement and the Closing;

                           (f) SignalSoft shall have delivered to the
Shareholders a certificate to the effect that each of the conditions specified above in Sections 6.2(a) and (b) is satisfied in all respects;

                           (g) the Other SignalSoft Agreements shall have been
executed and delivered by SignalSoft;

                           (h) the Shareholders shall have received from Sherman
& Howard L.L.C. an opinion in form and substance as set forth in Exhibit 6.2(h), addressed to the Shareholders and dated as of the Closing;

                           (i) the Shareholders shall have received from Cox
Hanson O'Reilly Matheson an opinion in form and substance as set forth in
Exhibit 6.2(i), addressed to the Shareholders and dated as of the Closing;

                           (j) SignalSoft shall have paid and deposited the
Purchase Price pursuant to Section 2.2(a);

                           (k) SignalSoft shall have delivered to the
Shareholders such other instruments, certificates and documents as are reasonably requested by the Shareholders in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to the Shareholders' Agent; and

                           (l) the articles of the Acquiror shall have been
amended to include the provisions set forth in Exhibit 3.3(b)(ii).

         The Shareholders' Agent may waive any condition specified in this
Section 6.2 at or prior to the Closing by notice in writing to SignalSoft.

         7. Remedies for Breaches of This Agreement.

                  7.1. Indemnification Provisions for Benefit of SignalSoft and the Company.

                           (a) If any Shareholder breaches (or if any Person
other than SignalSoft alleges facts that, if true, would mean any Shareholder has breached) any of the representations or warranties of any Shareholder contained herein and SignalSoft gives notice thereof to the Shareholders' Agent within the Survival Period, or if any Shareholder breaches (or if any Person other than SignalSoft alleges facts that, if true, would mean any Shareholder has breached) any of the covenants of any Shareholder contained herein or any representations, warranties or covenants of any Shareholder contained in any Other Seller Agreement and SignalSoft gives notice thereof to the Shareholders' Agent, then the Principal Shareholders agree jointly and severally (except that each Principal Shareholder's Liability with respect to Section 3.2 only shall be several and not joint), and the Other Shareholders agree severally, to indemnify and hold harmless SignalSoft, the Acquiror and the Company from and against any Adverse Consequences SignalSoft, the Acquiror or the Company may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.1 or 3.2 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by SignalSoft, the Acquiror or the Company, such representations and warranties shall not be qualified (other than by (A) the reference to "knowledge" set forth in the last sentence of Section 3.1(o) and (B) the references to "material" set forth in Section 3.1(u)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Principal Shareholders also jointly and severally, and the Other Shareholders also severally, indemnify and hold harmless SignalSoft, the Acquiror and the Company against any Adverse Consequences SignalSoft, the Acquiror or the Company may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company or any Shareholder not included in the Closing Date Liabilities or Retained Liabilities shown on the Estimated Closing Date Balance Sheet (other than Liabilities relating to Unknown Infringement Claims) or (ii) any condition, circumstance or activity existing prior to the Closing Date which relates to any Legal Requirement or any act or omission of the Company or any Shareholder or any predecessor with respect to, or any event or circumstance related to, the Company's, any Shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of (A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to SignalSoft, was disclosed on any Exhibit hereto or is a matter with respect to which any Shareholder did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing Date. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

                  The Liability of each Other Shareholder under the provisions of this Section 7.1(a) will be limited to such Shareholder's proportionate share of Liability for such Adverse Consequences based upon the percentages set forth on Exhibit 2.2(a), and the maximum aggregate Liability of each Other Shareholder under this Section 7.1(a) will not exceed the value of the Cash Consideration plus the Share Consideration (determined as of the Closing Date pursuant to Section 2.4) payable to such Other Shareholder in respect of the transactions contemplated in this Agreement. The Liability of each Principal Shareholder under the provisions of this Section 7.1(a) will be limited to the total Liability for such Adverse Consequences reduced by the amount of any recovery SignalSoft, the Acquiror or the Company actually receives from any Other Shareholder in satisfaction of such Shareholder's Liability for such Adverse Consequences, and the maximum aggregate Liability of each Principal Shareholder under this Section 7.1(a) will not exceed the value of the Cash Consideration plus the Share Consideration payable to all Shareholders in respect of the transactions contemplated in this Agreement, determined pursuant to Section 2.4.

                  The cumulative Liability of the Shareholders under the provisions of this Section 7.1(a) shall be subject to a minimum threshold equal to the Minimum Claims Amount, such that no demand or recovery shall be made hereunder until all such claims, on a cumulative basis, exceed the Minimum Claims Amount. The Minimum Claims Amount shall equal the sum of (i) US$25,000, plus (ii) the lesser of (A) US$75,000, or (B) the U.S. dollar equivalent (determined by applying the Agreed Conversion Rate) of the amount (if any) by which the cash set forth on the Closing Date Balance Sheet exceeds the sum of the Closing Date Liabilities and the Retained Liabilities set forth on the Closing Date Balance Sheet.

                           (b) Amounts needed to cover any indemnification
claims resolved in favor of SignalSoft or the Acquiror against any Shareholder during the Escrow Period will be paid to SignalSoft first out of the funds escrowed pursuant to the Escrow Agreement, along with interest from the date of the Closing at the rate applicable to the escrowed funds. If indemnification claims resolved in favor of SignalSoft or the Acquiror against any Shareholder during the Escrow Period, plus interest, exceed the escrowed funds (an "Excess Claim Recovery"), such Excess Claim Recovery will be paid by releasing to SignalSoft NS Shares held in escrow ("Escrowed Shares") equal in value to the amount of such Excess Claim Recovery. If, at the relevant determination date, SignalSoft Stock is publicly traded, the value of each Escrowed Share will be equal to the last reported sales price of a share of SignalSoft Stock on the Business Day preceding the release of such Escrowed Shares from escrow, as reported by the principal U.S. securities exchange on which SignalSoft Stock is traded. If SignalSoft Stock is not publicly traded at the relevant determination date, then the value of the Escrowed Shares will be determined by agreement between SignalSoft and the Shareholders' Agent, provided that, if they are unable to agree on the value of the Escrowed Shares within two weeks following the resolution of indemnification claims in favor of SignalSoft or the Acquiror or the expiration of the Escrow Period (whichever is applicable) (the "Applicable Date"), the value of the Escrowed Shares will be determined by a qualified independent appraiser selected jointly by SignalSoft and the Shareholders' Agent. If they are unable to agree on the selection of a qualified independent appraiser within three weeks following the Applicable Date, then each of SignalSoft and the Shareholders' Agent will select a qualified independent appraiser. If the value of the Escrowed Shares as determined by the appraisal indicating the lower value is at least 90% of the value of the Escrowed Shares as determined by the appraisal indicating the higher value, the value of the Escrowed Shares will be deemed to be the average of the two values. If the value of the Escrowed Shares as determined by the appraisal indicating the lower value is less than 90% of the value of the Escrowed Shares as determined by the appraisal indicating the higher value, the two appraisers performing such valuations will appoint a third appraiser, whose determination of value will control. Each of SignalSoft and the Shareholders (as a group) will bear the cost of any appraiser appointed by such party, and each of SignalSoft and the Shareholders (as a group) will bear one-half of the cost of any appraiser appointed jointly by SignalSoft and the Shareholders' Agent or the third appraiser. For purposes of this Section 7.1(b), SignalSoft Stock will be considered to be publicly traded if it is traded on a U.S. national securities exchange or recognized over-the-counter market. The Shareholders will have joint and several Liability for any additional amounts needed to cover such claims, which amounts will be paid directly to SignalSoft. At the end of the Escrow Period funds and Escrowed Shares that may be needed to cover pending indemnification claims made by SignalSoft and the Acquiror (such amounts to be determined by SignalSoft based upon the reasonable exercise of its business judgment) will be retained in the Escrow Account until such claims are resolved, and any excess funds and Escrowed Shares on deposit therein, including any accrued interest, will be paid and released to the Shareholders. Nothing in this Section 7.1(b) will be construed to limit SignalSoft's or the Acquiror's right to indemnification to amounts on deposit in the Escrow Account. SignalSoft and the Shareholders' Agent will jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed funds will be settled by arbitration as provided in this Agreement. SignalSoft, on the one hand, and the Shareholders jointly and severally, on the other hand, will each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to the Escrow Agreement.

                  7.2. Indemnification Provisions for Benefit of the Shareholders. If SignalSoft breaches (or if any Person other than a Shareholder alleges facts that, if true, would mean SignalSoft has breached) any of its representations or warranties contained herein and the Shareholders' Agent gives notice of a claim for indemnification against SignalSoft within the Survival Period, or if SignalSoft breaches (or if any Person other than a Shareholder alleges facts that, if true, would mean SignalSoft has breached) any of its covenants contained herein or any of its representations, warranties or covenants contained in any Other SignalSoft Agreement and the Shareholders' Agent gives notice thereof to SignalSoft, then SignalSoft agrees to indemnify and hold harmless the Shareholders from and against any Adverse Consequences the Shareholders may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in
Section 3.3 and in determining the amount of Adverse Consequences suffered by the Shareholders for purposes of this Section 7.2, such representations and warranties will not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

                  The cumulative Liability of SignalSoft under the provisions of this Section 7.2 shall be limited to the Adjusted Company Value (determined as of the Closing Date) and shall be subject to a minimum threshold equal to US$25,000, such that no demand or recovery shall be made hereunder until all such claims, on a cumulative basis, exceed US$25,000.

                  7.3. Matters Involving Third Parties.

                           (a) If any Person not a party to this Agreement
(including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party will notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (b) Any Indemnifying Party will have the right, at
its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief,
(iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it will be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

                           (c) So long as the Indemnifying Party is conducting
the defense of the Third Party Claim in accordance with Section 7.3(b) above,
(i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (d) In the event any of the conditions in Section
7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable legal and accounting fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

                  7.4. Right of Offset. SignalSoft will have the right to offset any Adverse Consequences it or the Acquiror may suffer against any amounts payable pursuant to this Agreement, any Other Seller Agreement or otherwise to any Shareholder or any Relative or Affiliate of any Shareholder at or after the Closing. Each Shareholder will have the right to offset any Adverse Consequences it may suffer against any amounts payable pursuant to this Agreement, any Other Seller Agreement or otherwise to SignalSoft or the Acquiror at or after the Closing.

                  7.5. Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

         8. Termination.

                  8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

                           (a) SignalSoft and the Shareholders' Agent may
terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (b) SignalSoft may terminate this Agreement by giving
written notice to the Shareholders' Agent at any time prior to the Closing (i) in the event any Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material way, SignalSoft has notified the Shareholders' Agent of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before April 26, 2000, because of the failure of any condition precedent to SignalSoft's obligations to consummate the Closing (unless the failure results primarily from SignalSoft breaching any representation, warranty or covenant contained in this Agreement in any material way); and

                           (c) the Shareholders' Agent may terminate this
Agreement by giving written notice to SignalSoft at any time prior to the Closing (i) if SignalSoft has breached any representation, warranty or covenant contained in this Agreement in any material way, the Shareholders' Agent has notified SignalSoft of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before April 26, 2000, because of the failure of any condition precedent to the Shareholders' obligations to consummate the Closing (unless the failure results primarily from any Shareholder breaching any representation, warranty or covenant contained in this Agreement in any material way).

                  8.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party will be entitled to seek all relief to which it is entitled under applicable law.

                  8.3. Confidentiality. If this Agreement is terminated, each party will treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby. The Shareholders will cause the Company to comply with the provisions of this
Section 8.3 as fully as if it were a party to this Agreement.

         9. Miscellaneous.

                  9.1. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

                  9.2. Entire Agreement. This Agreement (including the Exhibits, the Other Seller Agreements and the Other SignalSoft Agreements) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

                  9.3. Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Shareholder may assign this Agreement or any of his or her rights, interests or obligations hereunder without the prior written approval of SignalSoft. SignalSoft may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Shareholders' Agent.

                  9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures will be treated as original signatures for all purposes.

                  9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

                  9.6. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

         If to any
         Shareholder:

         Addressed to the
         Shareholders' Agent at:

         Jones Emery Hargreaves Swan
         Suite 1212
         1175 Douglas Street
         Victoria, British Columbia, Canada   V8W 2E1
         Attn:  Patrick Trelawny
         Telecopy: (250) 382-5436

         If to SignalSoft or the Acquiror:   Copy to:

         SignalSoft Corporation              Sherman & Howard L.L.C.
         1495 Canyon Blvd.                   633 Seventeenth Street, Suite 3000
         Boulder, Colorado  80302            Denver, Colorado  80202
         Attn: Chief Executive Officer       Attn: Robert P. Mitchell
         Telecopy:  (303) 381-3001           Telecopy:  (303) 298-0940


         Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or electronic device if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  9.7. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                  9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by SignalSoft and the

Shareholders' Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

                  9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  9.10. Expenses. Except as otherwise provided in Section 8.2,
(a) SignalSoft shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement and the transactions contemplated hereby and (b) the Shareholders will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by or for the benefit of the Company prior to the Closing or by any Shareholder either before or after the Closing in connection with this Agreement and the transactions contemplated hereby (collectively, "Seller Transaction Expenses"); provided, however, that prior to the Closing Date the Company may use any cash to pay Seller Transaction Expenses.

                  9.11. Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration in Seattle, Washington before an arbitral body selected by SignalSoft and the Shareholders' Agent (or, if they cannot agree on an arbitral body, the American Arbitration Association) under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY IRREVOCABLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators will be written, final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE IN ANY COURT OF COMPETENT JURISDICTION. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement will be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate.

                  9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" will mean including without limitation. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  9.14. Shareholders' Agent. Each Shareholder hereby authorizes and appoints the Shareholders' Agent as its, his or her exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which any Shareholder may assert, or have the right to assert, against SignalSoft or the Acquiror, or (ii) any claims which SignalSoft may assert, or have the right to assert, against any Shareholder. The Shareholders' Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to SignalSoft to the effect that the Shareholders' Agent has been substituted as agent of the Shareholders by reason of his death, disability or resignation, SignalSoft shall be entitled to rely on such substituted agent to the same extent as they were theretofore entitled to rely upon the Shareholders' Agent with respect to the matters covered by this Section 9.14. No Shareholder shall act with respect to any of the matters which are the subject of this Agreement except through the Shareholders' Agent. The Shareholders acknowledge and agree that SignalSoft may deal exclusively with the Shareholders' Agent in respect of such matters, that the enforceability of this Section 9.14 is material to SignalSoft, and that SignalSoft has relied upon the enforceability of this Section 9.14 in entering into this Agreement.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         SIGNALSOFT:

         SIGNALSOFT CORPORATION


         By:
            --------------------------------
         Name:
              ------------------------------
         Title:
               -----------------------------



         ACQUIROR:

         SIGNALSOFT NS CO.


         By:      /s/ David Hose
            --------------------------------
         Name:    David Hose
              ------------------------------
         Title:   President
               -----------------------------


         SHAREHOLDERS:


         /s/ Anthony L. Melli
         -----------------------------------
         Anthony L. Melli


         TIDELINE INVESTMENTS SRL


         By:      /s/ Ronald Oake
            -------------------------------
                  Name:  Ronald Oake
                       --------------------
                  Title:   Director
                        -------------------

         EXCEPTIONAL TECHNOLOGIES FUND 4 (VCC), INC.


         By:      /s/ John McEwen
            -------------------------------
                  Name:   John McEwen
                        -------------------
                  Title:  Director
                        -------------------


         EXCEPTIONAL TECHNOLOGIES FUND 5 (VCC), INC.


         By:      /s/ John McEwen
            ------------------------------
                  Name:   John McEwen
                        ------------------
                  Title:  Director
                        ------------------



         /s/      Mark Lyle


         /s/      Kevin Buckham


         /s/      Mark Insley


         /s/      E. Michael Ingram


         /s/      Andrew Kyle


         /s/      Sharisse Kyle


         /s/      Mats Gerschman


         /s/      Daryl Ehrmantraut

         /s/      Cameron Fieber


         /s/      Terry Bell


         /s/      Larry Burke


         /s/      Dan Nevin


         /s/      Doug Bakewell


         /s/      Cayce Marsten


         /s/      Art Wynans


         /s/      Joe Klovance


                           ACCEPTANCE BY SHAREHOLDERS' AGENT

                  I hereby accept the appointment as Shareholders' Agent pursuant to Section 9.14 and agree to carry out the duties set forth in Section
9.14 with all due fidelity.

                                            /s/ Jones Emery Hargreaves Swan
                                                     Shareholders' Agent
                                                     For: Pat Trelawny

                                                                  Exhibit 1.1(a)

                                  DEFINED TERMS


     Acquiror has the meaning given it in the preamble to this Agreement.

     Acquired Assets means all right, title and interest in and to all of the tangible and intangible assets of the Company.

     Adjusted Company Value means CDN$8,091,642, reduced by the sum of the Cash Shortfall and the Post-Closing Adjustment.

     Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by SignalSoft's principal lender from time to time accrued from the date of such Adverse Consequence.

     Affiliate means "affiliate" as defined in the Company Act (B.C.) as amended from time to time.

     Agreed Conversion Rate means the U.S./Canada currency conversion rate offered by the Royal Bank of Canada for its commercial customers ("noon rate") as in effect on the second Business Day preceding the Closing Date.

     Business Day means any day on which commercial banks are open for business in Denver, Colorado.

     Cash Consideration has the meaning given in Section 2.2(a)(i).

     Cash Covered Accrued Commission Liability means accrued sales commissions payable by the Company resulting from any sale by the Company prior to the Closing Date, if and only to the extent that the Company has not received payment prior to the Closing Date from the service provider of the amount in respect of which such accrued sales commission was earned.

     Cash Shortfall means the amount (if any) by which the sum of the Closing Date Liabilities and the Retained Liabilities exceeds the Company's cash set forth on the applicable balance sheet of the Company.

     Closing Accounts Receivable means all accounts (including late fees and interest charges thereon) and notes receivable of the Company which are in existence as of the Closing Date.

     Closing and Closing Date have the meanings given in Section 2.4.

     Closing Date Balance Sheet has the meaning given it in Section 2.2(c).

     Closing Date Liabilities means all Liabilities of the Company, but excluding Retained Liabilities and any unearned revenues of the Company attributable to the provision of goods and services to the SignalSoft.

     Code means the Internal Revenue Code of 1986, as amended.

     Company has the meaning given it in Recital A, except that for purposes of Sections 3.1 and 3.2, the term the "Company" shall mean the Company and all of its Subsidiaries.

     Company Shares means shares of Company Stock.

     Company Stock means common shares, without nominal par value, of the Company.

     Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

     Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

     Environmental Laws means all applicable federal, provincial, regional, municipal or local laws, ordinances, bylaws, codes, rules, regulations, orders, approvals, licenses, Permits, governmental decrees or any and all other legislation or regulatory instruments with respect to the environmental or health matters including, without limitation, the regulation or the imposition of liability or standards of conduct with respect to any hazardous or toxic materials, pollutants, effluents, contaminants, radioactive materials, flammable explosives, hazardous or toxic emissions, wastes and all other chemicals, materials and substances the handling, storage, release, transportation, or disposal of which is prohibited, limited or regulated by any federal, provincial or municipal authority.

     Escrow Account means the account established pursuant to the Escrow Agreement.

     Escrow Agreement means the Escrow Agreement among SignalSoft, the Acquiror, the Shareholders' Agent, the Shareholders and Bank One Colorado, N.A.(the "Escrow Agent") substantially in the form of Exhibit 1.1(b) with respect to the period commencing on the Closing and ending on the first anniversary of the Closing (or, if any indemnification claims are pending at the first anniversary of the Closing, the date all such claims are finally resolved in accordance with the provisions of this Agreement) (the "Escrow Period").

     Escrow Deposit has the meaning given it in Section 2.2(a).

     Estimated Closing Date Balance Sheet has the meaning given it in Section 2.2(b).

     GAAP means generally accepted accounting principles as in effect from time to time in Canada.

     Governmental Authority means any federal, provincial, municipal or regional government and governmental authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency, or regulatory board of any of the foregoing, including the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

     Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, business, customer and technical information, and computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

     Latest Balance Sheet has the meaning given it in Section 3.1(d).

     Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

     Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     NS Stock means Class B common shares, without nominal par value, of the Acquiror.

     NS Shares means shares of NS Stock.

     Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

     Other Shareholders means all Shareholders other than the Principal Shareholders.

     Other SignalSoft Agreements means the Escrow Agreement, the Registration Rights Agreement, the Stockholders' Agreement and the other documents and instruments to be executed and delivered by SignalSoft or the Acquiror pursuant to this Agreement.

     Other Seller Agreements means the Escrow Agreement, the Registration Rights Agreement, the Stockholders' Agreement and other documents and instruments to be executed and delivered by any Shareholder or any Relative or Affiliate of the Company or of any Shareholder pursuant to this Agreement.

     Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

     Per Share Amount has the meaning given in Section 2.2(a).

     Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

     Post-Closing Adjustment has the meaning given in Section 2.2(d)(iii).

     Premises means the real property, buildings and improvements thereon constituting the business premises of the Company located at 970 Meares Street, Victoria, British Columbia.

     Pre-Closing Income Tax Amount means an amount equal to the U.S. federal and state income Taxes of the Company and the Canadian federal and provincial income taxes of the Company relating to all periods from the end of the last tax year for which the Company's U.S. federal and state income Tax Returns and Canadian federal and provincial income tax returns have been filed to the Closing Date (the "Pre-Closing Income Tax Amount"), to the extent that such amount exceeds the aggregate estimated Tax payments made by the Company on or before the Closing Date that would be applicable to the Taxes included in the Pre-Closing Income Tax Amount.

     Principal Shareholders means Anthony L. Melli, Kevin Buckham and Mark
Insley.

     Purchase Price means the sum of the Cash Consideration plus the value of the Share Consideration.

     Registration Rights Agreement means the Registration Rights Agreement between SignalSoft and the Shareholders in the form of Exhibit 1.1(c).

     Relative means "related person" as defined in Section 251(2) of the Tax
Act.

     Retained Liabilities means (a) trade payables incurred in the ordinary course of business which are not past due based upon their normal, stated terms,
(b) accrued liabilities incurred in the ordinary course of business which are not past due based upon their normal, stated terms (e.g., payroll), but excluding accrued bonus, accrued profit sharing, accrued rent and accrued Liabilities for Taxes and (c) Cash Covered Accrued Commission Liabilities. Retained Liabilities will not include any other Liability.

     Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of any Person.

     Securities has the meaning given in Section 3.2(a)(i).

     Securities Act means the Securities Act of 1933, as amended.

     Share Consideration has the meaning given in Section 2.2(a)(ii).

     Shareholders has the meaning given it in the preamble to this Agreement.

     Shareholders' Agent means Jones Emery Hargreaves Swan (or the substituted agent described in Section 9.14) acting as agent for the Shareholders pursuant to Section 9.14.

     SignalSoft Shares means shares of SignalSoft Stock into which NS Shares are converted.

     SignalSoft Stock means the common stock, US$0.001 par value, of SignalSoft.

     Stockholders' Agreement means the Stockholders' Agreement among SignalSoft and the Shareholders in the form of Exhibit 1.1(d).

     Subsidiary means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

     Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.4.

     Tax means any Canadian, U.S. or foreign federal, provincial, state or local income, goods and services, social services, capital, sales or use, payroll, withholding, property or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     Tax Act means the Income Tax Act (Canada), as amended.

     Tax Return means any return, declaration, report, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

     Unknown Infringement Claim means a claim asserted against the Company by a third party for patent or trademark infringement, the basis for which no Shareholder has knowledge as of or prior to the Closing Date, or a claim the basis for which is disclosed on Exhibit 3.1(i).

     U.S. GAAP means generally accepted accounting principles as in effect from time to time in the Untied States.

     U.S. Person means "U.S. Person" as defined in Regulation S promulgated under the Securities Act.